UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 4, 2016

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code	(636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 4, 2016, Aegion Corporation, a Delaware corporation (“Parent”), and its wholly-owned subsidiary, PUAC, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”) with Underground Solutions, Inc. (the “Company”), Fortis Advisors LLC, as stockholder representative, and UGSI Solutions, Inc. Pursuant to the Agreement, Merger Sub will be merged with and into the Company with the Company as the surviving corporation (the “Merger”). The Company provides infrastructure technologies for water, sewer and conduit applications (the “Business”).

The purchase price is $85 million plus the value of certain net operating loss tax assets of the Company. The purchase price is subject to a post-closing working capital adjustment and a post-closing adjustment to the value of the net operating loss tax assets. The purchase price will be paid at closing as follows: (1) five percent of the purchase price will be held in escrow as security for the post-closing purchase price adjustments and post-closing indemnification obligations of the Company’s stockholders and optionholders, as increased by an additional special escrow amount, if any; (2) an additional $1.75 million will be held in escrow as security for the post-closing purchase price adjustments; and (3) the remaining balance will be paid in cash, reduced by Company liabilities, expenses and certain other payments to be made on behalf of the Company at closing. The Company’s stockholders and optionholders have agreed to indemnify Parent and its affiliates (including the Company) for breaches of representations, warranties, covenants and specific indemnities contained in the Agreement, subject to certain limitations.

In connection with the execution of the Agreement, certain key individuals have executed non-competition agreements and amendments to employment agreements to be effective upon closing of the Merger. These non-competition agreements prohibit such key individuals from competing with the Business for a period of five years after the closing date and require such individuals to keep Company information confidential. Subject to governmental approval and the satisfaction of certain conditions to closing, the Merger is expected to close in the first quarter of 2016. The Agreement provides that it may be terminated by the parties should the closing not occur by March 31, 2016. The Agreement includes customary representations, warranties, covenants and conditions to closing by the parties.

The foregoing description of the Merger and the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 4, 2016, the Company’s Board of Directors approved a restructuring plan that is intended to reduce the Company’s consolidated annual expenses by approximately $15 million.

Following a recent assessment of its energy-related businesses, Aegion concluded the persistent low price of oil is expected to create market challenges for the foreseeable future and that the high-cost upstream oil markets it serves in California and Canada will be particularly difficult as customers further reduce expenditures in 2016. In light of expectations for a prolonged low oil price environment, Aegion will reposition its Energy Services’ upstream operations in California, right-size the Corrosion Protection platform to compete more effectively and reduce corporate and other operating expenses. Approximately 435 full-time positions will be eliminated as a result of these actions.

Management expects to complete a majority of the restructuring plan during the first quarter of 2016 and expects to complete any remainder of the restructuring plan before the end of 2016. The Company estimates pre-tax charges of approximately $9 million, of which approximately $8 million are expected to be cash charges consisting of employee severance, extension of benefits, employment assistance programs, early lease termination and other costs associated with the restructuring.

Additionally, as part of the preparation of its Form 10-K for the year ended December 31, 2015, the Company expects to complete a detailed review of approximately $150 million in intangible assets, including goodwill, for certain of Aegion’s energy-related businesses impacted by the adverse change in market conditions, a portion of which could be impaired.

The Company intends to treat charges related to the restructuring plan as special items impacting the comparability of results in its quarterly earnings releases. The amounts and timing of all estimates above are subject to change until finalized. The Company’s estimates for the charges discussed above exclude any potential income tax effects. The actual amounts and timing may vary materially based on various factors. See “Forward-Looking Statements” below.

Item 2.06.	Material Impairments

The information provided in Item 2.05 of this Current Report on Form 8−K is incorporated by reference into this Item 2.06.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this Current Report on Form 8-K that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this report, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 2, 2015, and in the Company’s subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in the Company’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this report are qualified by these cautionary statements.

Item 7.01.	Regulation FD Disclosure

On January 4, 2016, the Company issued a press release announcing, among other things, its entrance into the Agreement and Plan of Merger described in Item 1.01 above and the restructuring plan described in Item 2.05 above. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated as of January 4, 2016, among Aegion Corporation, PUAC, Inc., Underground Solutions, Inc., Fortis Advisors LLC and UGSI Solutions, Inc., filed herewith

99.1	Press Release of Aegion Corporation, dated January 4, 2016, filed herewith

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel
and Chief Administrative Officer

Date: January 8, 2016

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated as of January 4, 2016, among Aegion Corporation, PUAC, Inc., Underground Solutions, Inc., Fortis Advisors LLC and UGSI Solutions, Inc., filed herewith

99.1	Press Release of Aegion Corporation, dated January 4, 2016, filed herewith